John F. Labmeier               The Union Central
                         Vice President,                Life Insurance Company
                         Associate General Counsel      1876 Waycross Road
                         and Assistant Secretary        Cincinnati, OH  45240
                         (513) 595 2470                 (800) 825 1551
                         (513) 595 2918 Fax
                         jlabmeier@unioncentral.com
[Union Central logo]
Insurance and Investments
A UNIFI Company


The Union Central Life Insurance Company
P.O. Box 40888
Cincinnati, Ohio  45240

RE: Carillon Life Account (1940 Act No. 811-09076)
    Excel Accumulator Flexible Premium Variable Universal Life
          Insurance Policy (1933 Act No. 333-116386)
     Post-Effective Amendment No. 4 on Form N-6 Pursuant to Rule 485(b)

Ladies and Gentlemen:

With reference to the amendment to the Registration Statement on Form N-6 filed by The Union Central Life Insurance Company and Carillon Life Account with the Securities and Exchange Commission covering individual flexible premium variable universal life insurance contracts (marketed as Excel Accumulator Variable Universal Life Insurance), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

  1. The Union Central Life Insurance Company is duly organized and validly existing under the laws of the State of Ohio and has been duly authorized to issue individual variable universal life insurance contracts by the Department of Insurance of the State of Ohio.

  2. Carillon Life Account is a duly authorized and existing separate account established pursuant to the provisions of
     Section 3907.15 of the Ohio Revised Code.

  3. The Excel Accumulator variable universal life insurance contracts, as issued will constitute legal, validly issued and binding obligations of The Union Central Life Insurance
     Company.

I hereby consent to the filing of this opinion as an exhibit to said amendment to Registration Statement.

Sincerely yours,
/s/ John F. Labmeier

John F. Labmeier


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                Securities products offered through Carillon Investments, Inc., a subsidiary of The Union Central Life Insurance Company,
               1876 Waycross Road, Cincinnati, Ohio 45240. (800) 999-1840.